Exhibit 99.1

USANA Health Sciences Reports First Quarter Results

SALT LAKE CITY--(BUSINESS WIRE)--April 26, 2022--USANA Health Sciences, Inc. (NYSE: USNA) today announced financial results for its fiscal first quarter ended April 2, 2022.

Key Financial & Operating Highlights

  First quarter net sales were $273 million as compared with $308 million during the first quarter of the prior year.
  First quarter diluted EPS totaled $1.15 versus $1.45 during the first quarter of 2021.
  Company revises fiscal 2022 net sales and diluted EPS outlook to $1.1 billion to $1.2 billion and $5.00 to $5.70, respectively.

Q1 2022 Financial Performance

Consolidated Results
Net Sales	$272.9 million	-11% vs. prior-year quarter -10% constant currency vs. prior-year quarter +2% constant currency sequentially -$2.8 million YOY FX impact, or -1%
Diluted EPS	$1.15	-21% vs. prior-year quarter +12% sequentially Diluted shares of 19.5 million, -8% year-over-year
Active Customers	552,000	-11% vs. prior-year quarter -1% sequentially

“While the first quarter was a respectable start to the year for USANA, net sales were softer than anticipated, particularly around the Lunar New Year holiday in a few key Asia Pacific markets,” said Kevin Guest, Chief Executive Officer and Chairman of the Board. “That said, we made progress in executing our customer experience strategy by rolling out more Active Nutrition products in key markets and by enhancing onboarding programs and training tools.”

Mr. Guest added, “The operating environment in Asia Pacific has become more challenging, particularly in China, where the escalation of COVID-19 has resulted in mass lockdowns, restrictions, and other disruptions. As we look ahead, we are adjusting our strategy to support our teams and Associates in these markets, and we remain optimistic about delivering results in the face of these challenges. We remain focused on executing our strategic initiatives, which we believe will deliver long-term, sustainable growth for all stakeholders.”

Q1 2022 Regional Results:

Asia Pacific Region
Net Sales	$218.4 million	-13% vs. prior-year quarter -12% constant currency vs. prior-year quarter +3% constant currency sequentially 80% of consolidated net sales
Active Customers	422,000	-11% vs. prior-year quarter -1% sequentially
Asia Pacific Sub-Regions
Greater China
Net Sales	$133.7 million	-10% vs. prior-year quarter Constant currency net sales: -12%
Active Customers	255,000	-8% vs. prior-year quarter Flat sequentially
North Asia
Net Sales	$29.9 million	-1% vs. prior-year quarter Constant currency net sales: +7%
Active Customers	57,000	-3% vs. prior-year quarter -2% sequentially
Southeast Asia Pacific
Net Sales	$54.7 million	-24% vs. prior-year quarter Constant currency net sales: -21%
Active Customers	110,000	-20% vs. prior-year quarter -4% sequentially

Americas and Europe Region
Net Sales	$54.4 million	-4% vs. prior-year quarter -3% constant currency vs. prior-year quarter -1% constant currency sequentially 20% of consolidated net sales
Active Customers	130,000	-10% vs. prior-year quarter -2 % sequentially

Balance Sheet and Share Repurchase Activity

The Company ended the quarter with $238 million in cash and cash equivalents after repurchasing 288,000 shares during the quarter, for a total of $25 million. Diluted shares outstanding totaled 19.5 million during the first quarter of 2022. As of April 2, 2022, the Company had approximately $83 million remaining under the share repurchase authorization.

Fiscal 2022 Outlook

The Company is revising its net sales and earnings per share outlook for fiscal year 2022 as follows:

Fiscal Year 2022 Outlook
	Revised Range	Previous Range
Consolidated Net Sales	$1.100 - $1.200 billion	$1.125 - $1.225 billion
Diluted EPS	$5.00 - $5.70	$5.25 - $6.00

Doug Hekking, Chief Financial Officer, said, “Despite some sales softness across a few key markets and ongoing inflationary pressures, our first quarter operating results were within the range reflected in our internal forecast. We are, however, reducing our net sales and diluted EPS outlook for fiscal 2022 due to the elevated uncertainty surrounding the COVID-19 environment in China.”

Management Commentary Document and Conference Call

For more information on the USANA’s operating results, please see the Management Commentary document, which has been posted on the Company’s website (http://ir.usana.com) under the Investor Relations section. USANA’s management team will hold a conference call and webcast to discuss today’s announcement with investors on Wednesday, April 27, 2022 at 11:00 AM Eastern Time. Investors may listen to the call by accessing USANA’s website at http://ir.usana.com. The call will consist of brief opening remarks by the Company’s management team, followed by a questions and answers session.

Non-GAAP Financial Measures

The Company prepares its financial statements using U.S. generally accepted accounting principles (“GAAP”). Constant currency net sales, earnings, EPS and other currency-related financial information (collectively, “Financial Results”) are non-GAAP financial measures that remove the impact of fluctuations in foreign-currency exchange rates (“FX”) and help facilitate period-to-period comparisons of the Company’s Financial Results that we believe provide investors an additional perspective on trends and underlying business results. Constant currency Financial Results are calculated by translating the current period's Financial Results at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's Financial Results.

About USANA

USANA develops and manufactures high-quality nutritional supplements, functional foods and personal care products that are sold directly to Associates and Preferred Customers throughout the United States, Canada, Australia, New Zealand, Hong Kong, China, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Philippines, the Netherlands, the United Kingdom, Thailand, France, Belgium, Colombia, Indonesia, Germany, Spain, Romania, and Italy. More information on USANA can be found at www.usana.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including: uncertainty related to the magnitude, scope and duration of the impact of the COVID-19 pandemic (“COVID-19”) to our business, operations and financial results; the further spread of, and regulatory measures or voluntary actions that may be put in place to limit the spread of, COVID-19 in the markets where we operate, including restrictions on business operations, shelter at home, or social distancing requirements; the potential for a resurgence of COVID-19 spread in any of our markets in the future; the impact of COVID-19 on the domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general; regulatory risk in China in connection with the health products and direct selling business models; regulatory risk in the United States in connection with the direct selling business model; potential negative effects of deteriorating foreign and/or trade relations between the United States and China; potential negative effects from geopolitical relations and conflicts, including the Russia-Ukraine conflict; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; global economic conditions generally; reliance upon our network of independent Associates; risk associated with governmental regulation of our products, manufacturing and direct selling business model; adverse publicity risks globally; risks associated with our international expansion and operations; and uncertainty relating to the fluctuation in U.S. and other international currencies. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this press release set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

USANA Health Sciences, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	2-Apr-22	3-Apr-21

Net sales	$272,867	$307,976
Cost of sales	51,383	57,651
Gross profit	221,484	250,325
Operating expenses:
Associate incentives	119,620	134,495
Selling, general and administrative	68,797	71,633
Earnings from operations	33,067	44,197
Other income (expense), net	220	139
Earnings before income taxes	33,287	44,336
Income taxes	10,818	13,715
NET EARNINGS	$22,469	$30,621

Earnings per share - diluted	$1.15	$1.45
Weighted average shares outstanding - diluted	19,481	21,096

USANA Health Sciences, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of	As of
	2-Apr-22	1-Jan-22
ASSETS
Current Assets
Cash and cash equivalents	$237,753	$239,832
Inventories	97,581	98,318
Prepaid expenses and other current assets	28,451	26,967
Total current assets	363,785	365,117

Property and equipment, net	100,792	101,780
Goodwill	17,661	17,668
Intangible assets, net	30,124	30,442
Deferred tax assets	4,542	4,839
Other assets	56,015	57,894
Total assets	$572,919	$577,740

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$11,248	$13,508
Line of credit - short term	10,000	-
Other current liabilities	136,719	147,282
Total current liabilities	157,967	160,790

Deferred tax liabilities	11,419	7,497
Other long-term liabilities	13,587	14,329

Stockholders' equity	389,946	395,124
Total liabilities and stockholders' equity	$572,919	$577,740

USANA Health Sciences, Inc.
Sales by Region
(unaudited)
(in thousands)

	Quarter Ended
	April 2, 2022		April 3, 2021		Change from prior year		Currency impact on sales	% change excluding currency impact
Asia Pacific
Greater China	$133,739	49.0%	$148,978	48.4%	$(15,239)	(10.2%)	$2,530	(11.9%)
Southeast Asia Pacific	54,742	20.0%	72,148	23.4%	(17,406)	(24.1%)	(2,596)	(20.5%)
North Asia	29,939	11.0%	30,165	9.8%	(226)	(0.7%)	(2,446)	7.4%
Asia Pacific Total	218,420	80.0%	251,291	81.6%	(32,871)	(13.1%)	(2,512)	(12.1%)

Americas and Europe	54,447	20.0%	56,685	18.4%	(2,238)	(3.9%)	(293)	(3.4%)
	$272,867	100.0%	$307,976	100.0%	$(35,109)	(11.4%)	$(2,805)	(10.5%)

Active Associates by Region(1)
(unaudited)

	As of
	April 2, 2022		April 3, 2021
Asia Pacific
Greater China	79,000	32.3%	88,000	30.4%
Southeast Asia Pacific	76,000	31.0%	99,000	34.1%
North Asia	36,000	14.7%	38,000	13.1%
Asia Pacific Total	191,000	78.0%	225,000	77.6%

Americas and Europe	54,000	22.0%	65,000	22.4%
	245,000	100.0%	290,000	100.0%

Active Preferred Customers by Region (2)
(unaudited)

	As of
	April 2, 2022		April 3, 2021
Asia Pacific
Greater China	176,000	57.3%	188,000	57.5%
Southeast Asia Pacific	34,000	11.1%	38,000	11.6%
North Asia	21,000	6.8%	21,000	6.4%
Asia Pacific Total	231,000	75.2%	247,000	75.5%

Americas and Europe	76,000	24.8%	80,000	24.5%
	307,000	100.0%	327,000	100.0%

(1) Associates are independent distributors of our products who also purchase our products for their personal use. We only count as active those Associates who have purchased from us any time during the most recent three-month period, either for personal use or resale.

(2) Preferred Customers purchase our products strictly for their personal use and are not permitted to resell or to distribute the products. We only count as active those Preferred Customers who have purchased from us any time during the most recent three-month period. China utilizes a Preferred Customer program that has been implemented specifically for that market.

Contacts

Investor contact:
Patrique Richards
Investor Relations
(801) 954-7961
investor.relations@usanainc.com

Media contact:
Dan Macuga
Public Relations
(801) 954-7280